EXHIBIT 4

                          BIG DADDY'S AUTO SALES, INC.
                             A FLORIDA CORPORATION


Number                                                               Shares
 021                                                                  *5*
                     AUTHORIZED COMMON STOCK: 6,500 SHARES
                                PAR VALUE: $1.00


THIS CERTIFIES THAT                 STEVEN PARR


is hereby issued *5* fully paid and non-assessable
Shares of Common Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has authorized this Certificate to be signed by its duly authorized officers on 5th day of June A.D. 1995.



/s/ James Bailey                                 /s/ James Bailey
-------------------                           ---------------------
    President                                       Secretary